Exhibit 99.1

Indoor Harvest Corp. Announces Completion of

Acquisition of 369Hemp®

State-of-the-Art Hemp Cigarette Manufacturer

Headquartered near Winston-Salem, North Carolina

Indoor Harvest Corp. (OTCPK: INQD) (the “Company”) a company focused on sustainable-hemp and wellness related products, is pleased to announce the completion of the acquisition of Opportunity Development Group, LLC, and its subsidiary 369Hemp, Inc. (collectively referred to as “369Hemp®”), for a combination of cash and common stock.

Born from a passion for craftsmanship and quality, 369Hemp®’s mission is to pioneer the creation, production, and distribution of hemp cigarettes. Utilizing time-tested techniques from master hemp growers and cigarette manufacturers, 369Hemp® creates products of the highest caliber from a 30,000 sq ft facility in North Carolina. 369Hemp® current brands include 369Hemp and white-labeled hemp cigarettes. The distribution model consists of online direct to consumer, in-store retail, and wholesale markets. Hemp Industry Daily publication estimates the smokeable hemp market to reach $300-400M by 2025.

“I was fortunate enough to meet Travis Priddy through mutual relationships several years ago. We immediately connected on common strategies and opportunities. I am thrilled to now bring the innovation of these new brands to the smokeable hemp industry. By adding an established hemp cigarette manufacturing platform to Indoor Harvest’s business, we are confident we will immediately reap the rewards from 369Hemp®’s team and technology to market, manufacture, and distribute hemp cigarettes globally”, said Leslie Bocskor, CEO and Chairman of INQD. “We believe there is vast opportunity in this space and by capturing just a small percentage of the North American market we will be a strong contender in smokeable hemp. Travis is truly a shining star, and we are lucky to have him and his team as a part of Indoor Harvest.”

“I have been dreaming of working with Leslie since we met in 2018,” said Travis Priddy, CEO and founder of 369Hemp®. “We have created an authentic, true quality alternative cigarette to what most smokers are currently accustomed to with manufacturing efficiency at speeds to scale. We designed a system to run premium biomass and use the best grade material which is Hemp Flower that is USDA compliant farm regulated Hemp, registered, and certified by the state of North Carolina. Indoor Harvest will help us lay the foundation to create the Gold Standard to deliver on the promise of a truly healthy alterative for smokers.”

Priddy is a seasoned cigarette industry sales executive and entrepreneur, with more than 20 years’ experience. He has previously worked for Altria and Philip Morris International in both domestic and international markets. Priddy’s prior roles focused on national sales and merchandising, new business development, and new product launch strategies in a variety of countries. Priddy received a Bachelor of Arts from the University of North Carolina at Chapel Hill. As part of the acquisition, Priddy will be retained under a new employment agreement as President of 369Hemp®.

About 369Hemp®

369Hemp® was founded on the ideals of quality, consistency, and sophistication elevating the hemp industry while paying homage to the “Art of the Smoke”. We are pioneering the creation, production and distribution of hemp cigarettes made from the finest American hemp. We are building the highest capacity and most technologically sophisticated hemp cigarette manufacturing facility in the United States.

www.369hemp.com

About Indoor Harvest:

Indoor Harvest Corp. (OTCPK: INQD) is a company of sustainable-hemp and wellness related products which incorporates the development of proprietary technology, mergers, acquisitions, strategic partnerships, and joint ventures as part of a broad integration strategy. INQD cultivates partnerships within related industries, providing an opportunity to be part of a more significant play, sharing intellectual capital, technology, access to new capital markets, and liquidity for owners.

www.indoorharvest.com

Forward Looking Statements:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include but are not limited to financial projections and estimates and their underlying assumptions; statements regarding plans, objectives, and expectations with respect to future operations, products, and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward- looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent otherwise required by federal securities laws, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof. Risks include but are not limited to general risks associated with mergers, acquisitions, joint ventures, and strategic alliances; lack of sufficient capital, changes in U.S. hemp and related laws; possible impairment of assets, COVID and more.

Company Contact:

Gretchen Gailey

Indoor Harvest Corp.

202.489.3821

ggailey@panoptic-strategies.com